UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For registration of certain classes of securities
pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934
LOOPNET, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0463987

(State of incorporation or organization)	(IRS Employer Identification No.)

185 Berry Street, Suite 4000, San Francisco, CA	94107

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:	333-132138 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered
Incorporated by reference to the information set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-132138) (as amended, the “Form S-1 Registration Statement”).
Item 2.      Exhibits
The following exhibits are filed as a part of this Registration Statement:
1.	Specimen certificate for Registrant’s Common Stock — incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.
2.1	Amended and Restated Certificate of Incorporation — incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.
2.2	Bylaws — incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 1, 2006	LOOPNET, INC.
	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance & Administration

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